UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 6, 2020

ALICO, INC.

(Exact name of registrant as specified in its charter)

Florida	0-261	59-0906081
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10070 Daniels Interstate Court, Suite 100, Fort Myers, FL 33913

(Address of principal executive offices)(Zip Code)

239-226-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ALCO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

On August 6, 2020, the Board of Directors (the “Board”) of Alico, Inc. (the “Company”) increased the size of the Board to nine and appointed Ms. Katherine “Kate” English and Mr. Adam Putnam as directors, to serve until the 2021 annual meeting of the Company’s shareholders or until her or his earlier death, resignation, or removal in accordance with the Amended and Restated Bylaws of the Company. The Board has affirmatively determined that Ms. English and Mr. Putnam qualify as independent directors under the rules of the NASDAQ Stock Exchange and as defined under applicable law.

Ms. English is a Partner at Pavese Law Firm, whose practice concentrates on agricultural, environmental and land use law with an emphasis on developing value and maintaining productivity for larger properties. She has particular experience representing companies whose key businesses are farming, conservation and development. Before entering law school, she was a field representative for Florida Citrus Mutual, working with its grower members in nine counties in South and Southwest Florida.

Mr. Putnam is the Chief Executive Officer of Ducks Unlimited, an American nonprofit organization dedicated to the conservation of wetlands and associated upland habitats for waterfowl, other wildlife, and people. Mr. Putnam also served as Florida’s Commissioner of Agriculture from 2011-2019 and was a US Congressman for five terms.

Ms. English and Mr. Putnam will participate in the Company’s standard director compensation arrangements under which they each will receive an annual board fee of $75,000 including certain rights to elect to receive compensation in the form of the Company’s equity, and customary reimbursement of expenses. In addition, both Ms. English and Mr. Putnam will enter into an indemnification agreement with the Company consistent with the form of the existing indemnification agreement entered into between the Company and its directors.

Ms. English will serve on (i) the Compensation Committee and (ii) the Nominating and Governance Committee. Mr. Putnam will serve on (i) the Audit Committee and (ii) the Nominating and Governance Committee.

There are no arrangements or understandings between Ms. English and Mr. Putnam and any other persons, pursuant to which they were appointed to the office described above and no family relationships among any of the Company’s directors or executive officers and Ms. English and Mr. Putnam. Ms. English and Mr. Putnam do not have any direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

On August 6, 2020, the Company issued a press release announcing the appointment of two new members to the Board of Directors. A copy of the press release is filed with this Form 8-K and attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1	Alico, Inc. Press Release dated August 6, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC.

Date: August 6, 2020	By:	/s/ Richard Rallo

Richard Rallo
Senior Vice President and Chief Financial Officer